Sillenger Exploration Corp.

For Immediate Release

Sillenger Exploration Corp. Appoints Dr. Allan Juhas Ph. D, as Director of Exploration

VANCOUVER, BC. – May 19, 2010 - (MARKETWIRE via COMTEX) – Sillenger Exploration Corp. (OTCQB: SLGX) (“Sillenger”), is pleased to announce that Dr. Allan Juhas, Ph.D., has accepted the position of Director of Exploration. Dr. Juhas is an Economic Geologist with extensive domestic and international experience in the management, design and supervision of exploration programs. His experience in the evaluation of mineral potential at country, region, project, and individual property scales will be invaluable to Sillenger for its initiatives in Africa.

Dr. Juhas has served as a mine geologist and in generative reconnaissance through definition stage exploration for a broad variety of mineral commodities, in many different geological terrains, and has played important hands-on roles in a number of significant discoveries throughout the world, including Canada, the United States of America, Peru, Mexico, and Mongolia.

Throughout his long and illustrious career, Dr. Juhas has worked in virtually every facet of the mining industry. His early years included stints with a number of major mining companies in Canada, the US, and many years as an exploration manager, corporate chief geologist and other management responsibilities for a multinational mining company.

In recent years Dr. Juhas has mainly served as a consultant to numerous junior, intermediate and major mining and exploration companies, involved in the generation, evaluation, financing and marketing of exploration projects.  He has written numerous reports for mining and service companies, individuals, stock exchanges and accounting firms.  He has also served as an officer and director of a number of exploration companies.

Dr. Juhas is a member of the American Institute of Professional Geologists, the Canadian Institute of Mining and Metallurgy, the Denver Region Exploration Geologists Society (DREGS), the Society of Economic Geologists (SEG), and the Society of Mining Engineers (SME).  He is a past-president of the Society of Economic Geologists Foundation, and was a founder and past president of DREGS.

Dr. Juhas is also involved with volunteer work.  Much of Dr. Juhas’ volunteer interests revolve around the education of young people.  As such, he is a long time member of the SEG Foundation’s Student Grant Committee, which annually makes dozens of major grants to deserving economic geology students worldwide. He also serves on the SME GEM Committee, which has an interest in educating teachers and students about the importance of mining in their lives.

About Sillenger Exploration Corp.

Sillenger is a natural resource development company dedicated to bringing a progressive, creative and proprietary approach to natural resource exploration. The Company believes Africa to be the new frontier in the mining industry. Parts of Africa have been noted for a rich history in gold, diamond, and other precious mineral mining. The continent hosts a number of major base metals mines extracting copper, zinc, bauxite, iron ore, etc. Recent exploration activity has led to the discovery of rare element strategic minerals such as uranium, tantalum, gallium and lithium.

While Sillenger’s initial focus will be Africa, the Company will consider and examine any opportunities that lend themselves to the income statement and can build lasting value for Sillenger shareholders.

Forward-Looking Statements

Certain statements regarding Sillenger Exploration set forth in this press release, including those regarding the future of its business, contain forward-looking information. This forward-looking information is subject to numerous material risks, uncertainties and assumptions, certain of which are beyond the control of Sillenger Exploration, including the financial performance of Sillenger Exploration, market valuations of its stock, the impact of general economic conditions, industry conditions, volatility of commodity prices, currency fluctuations, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, stock market volatility, ability to access sufficient capital from internal and external sources, uncertainty of receiving approval from shareholders for the transaction described herein and failure to obtain required regulatory approvals, including stock exchange approvals. Readers are cautioned that the material assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise. Actual results, performance or achievement could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that Sillenger Exploration will derive there from.  Forward-looking statements in this news release are made pursuant to the 'Safe Harbor' provisions of the United States Private Securities Litigation Reform Act of 1995.  Sillenger Exploration disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Contact:

Sillenger Exploration Corp
Telephone: 310-860-5686
Email: info@sillenger.com

Investor Relations:
Drew Farion
drewfarion@sillenger.com